Exhibit 3.1
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
PREMIER FINANCIAL BANCORP, INC.

Pursuant to KRS 271B.10-060, the undersigned corporation executes these articles of amendment to its articles of incorporation:
(A)          The name of the corporation is Premier Financial Bancorp, Inc.
(B)          The following amendment to the articles of incorporation was adopted by the shareholders of the corporation at a special meeting held on September 5, 2018, in the manner prescribed by the Kentucky Business Corporation Act:

The first sentence of ARTICLE IV, captioned “Authorized shares”, is hereby amended to read as follows:

The total number of shares that the Corporation shall have the authority to issue is 31,000,000 shares, which shall be divided into two classes as follows:

30,000,000 Common Shares, without par value; and

1,000,000 Preferred Shares, without par value.

(C)          The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and number of votes of each voting group indisputably represented at the meeting, were as follows:

Designation of Voting Group	Number of Outstanding Shares	Number of Votes Entitled to Be Cast	Number of Votes Represented at Meeting

Common Stock	13,368,975	13,368,975	12,240,616

(D)          The total number of votes cast by each voting group entitled to vote separately thereon for and against such amendment, respectively, was:
	Number of Votes Cast
Voting Group	For	Against
Common Stock	12,021,504	153,263

Exhibit 3.1
(E)          The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

IN WITNESS WHEREOF, the undersigned duly authorized officer has executed these articles of amendment.

Dated:   September 6, 2018                                    PREMIER FINANCIAL BANCORP, INC.

    By:  /s/ Brien M. Chase
Brien M. Chase
Senior Vice President and
Chief Financial Officer

This instrument prepared by:

  /s/ Janet Smith Holbrook
Janet Smith Holbrook, Esquire
DINSMORE & SHOHL LLP
611 Third Avenue
Huntington, WV 25701

STATE OF WEST VIRGINIA,

COUNTY OF CABELL, TO WIT:

I, Arlene Napier, a Notary Public, do hereby certify that on this 6th day of September, 2018, personally appeared before me Brien M. Chase, who being by me first duly sworn declared that he is the Senior Vice President and Chief Financial Officer of Premier Financial Bancorp, Inc., that he signed the foregoing document as Senior Vice President and Chief Financial Officer of the corporation, and that the statements therein contained are true.
My commission expires:   April 15, 2023

  /s/ Arlene Napier
Notary Public
(NOTARIAL SEAL)